FOR IMMEDIATE RELEASE

Contact:	Emily Deissler/Benjamin Spicehandler/Spencer Waybright
Sard Verbinnen & Co
212-687-8080
Jonathan Doorley/Conrad Harrington
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

MIAMI, FL, July 29, 2015 - Vector Group Ltd. (NYSE: VGR) today announced financial results for the three and six months ended June 30, 2015.

GAAP Financial Results

Second quarter 2015 revenues were $416.2 million, compared to revenues of $406.6 million in the second quarter of 2014. The Company recorded operating income of $56.0 million in the second quarter of 2015, compared to operating income of $60.3 million in the second quarter of 2014. Net income attributed to Vector Group Ltd. for the 2015 second quarter was $17.9 million, or $0.15 per diluted common share, compared to net income of $7.9 million, or $0.08 per diluted common share, in the 2014 second quarter.
For the six months ended June 30, 2015, revenues were $776.9 million, compared to $753.8 million for the first six months of 2014. The Company recorded operating income of $100.0 million for the 2015 six-month period, compared to operating income of $103.0 million for the 2014 six-month period. Net income attributed to Vector Group Ltd. for the 2015 six-month period was $38.8 million, or $0.34 per diluted common share, compared to net income of $10.5 million, or $0.10 per diluted common share, for the first six months of 2014.

Non-GAAP Financial Results

Non-GAAP financial results also include adjustments for purchase accounting associated with the Company's acquisition of its additional 20.59% interest in Douglas Elliman Realty, LLC in December 2013, litigation settlement and judgment expenses in the Company's tobacco business, non-cash stock compensation expense (for purposes of Pro-forma Adjusted EBITDA only), and non-cash interest items associated with the Company's convertible debt. Reconciliations of non-GAAP financial results to the comparable GAAP financial results for the three and six months ended June 30, 2015 and 2014 are included in Tables 2 through 10.
Three months ended June 30, 2015 compared to the three months ended June 30, 2014
Second quarter 2015 Pro-forma Adjusted Revenues (as described in Table 2 attached hereto) were $416.7 million compared to $406.6 million in 2014. The increase was primarily due to an an increase in Pro-forma Adjusted Revenues at Douglas Elliman of $22.1 million and an increase of $4.3 million from the Company's Tobacco segment offset by the absence in 2015 of a $14.4 million property sale, which occurred in the 2014 period and a decline of $2.3 million from the Company's E-cigarette segment.
Pro-forma Adjusted EBITDA attributed to Vector Group (as described below and in Table 3 attached hereto) were $64.0 million for the second quarter of 2015 as compared to $59.5 million for the second quarter of 2014. The increase in Pro-forma Adjusted EBITDA attributed to Vector Group for the three months ended June 30, 2015 was primarily attributable to higher profits in the tobacco segment and a reduction of losses from the Company's E-cigarette segment. This was offset by a decline of Pro-forma Adjusted EBITDA at Douglas Elliman.

Pro-forma Adjusted Net Income (as described below and in Table 4 attached hereto) was $21.1 million or $0.18 per diluted share for the three months ended June 30, 2015 and $15.5 million or $0.15 per diluted share for the three months ended June 30, 2014.
Pro-forma Adjusted Operating Income (as described below and in Table 5 attached hereto) was $60.8 million for the three months ended June 30, 2015 and $60.6 million for the three months ended June 30, 2014.

Six months ended June 30, 2015 compared to the six months ended June 30, 2014
For the six months ended June 30, 2015 Pro-forma Adjusted Revenues (as described in Table 2 attached hereto) were $777.9 million compared to $755.5 million in 2014. The increase was primarily due to an increase in revenues of $44.9 million at Douglas Elliman offset by the absence in 2015 of a $14.4 million property sale, which occurred in the 2014 period and a decline of $7.7 million from the Company's E-cigarette segment.
Pro-forma Adjusted EBITDA attributed to Vector Group (as described below and in Table 3 attached hereto) was $115.5 million for the six months ended June 30, 2015 as compared to $109.3 million for the six-month period of 2014. The increase in Pro-forma Adjusted EBITDA attributed to Vector Group were primarily attributable to higher profits in the Tobacco segment. This was offset by a decline of Pro-forma Adjusted EBITDA at the Company's Real Estate segment as well as increased losses from the Company’s E-cigarette segment in the 2015 period
Pro-forma Adjusted Net Income (as described below and in Table 4 attached hereto) was $43.0 million or $0.37 per diluted share for the six months ended June 30, 2015 and $30.1 million or $0.29 per diluted share for the six months ended June 30, 2014.
Pro-forma Adjusted Operating Income (as described below and in Table 5 attached hereto) was $107.4 million for the six months ended June 30, 2015 and $108.2 million for the six months ended June 30, 2014.

Tobacco Business Financial Results
For the second quarter 2015, the Company's tobacco business had revenues of $254.9 million, compared to $250.6 million for the second quarter 2014. The increase in revenues was primarily due to favorable net pricing variances partially offset by a 0.7% decline in unit sales volume .
Tobacco Adjusted Operating Income (described below and included in Table 6 attached hereto) for the second quarter 2015 and 2014 was $59.1 million and $50.1 million, respectively.
For the six months ended June 30, 2015, the Company's tobacco business had revenues of $483.0 million, compared to $483.9 million for the six months ended June 30, 2014. The decline in revenues was primarily due to a 2.7% decline in unit sales volume partially offset by favorable net pricing variances.
Tobacco Adjusted Operating Income (described below and included in Table 6 attached hereto) for the six months ended June 30, 2015 and 2014 was $109.6 million and $94.5 million, respectively.
For the three and six months ended June 30, 2015, the Company's tobacco business had conventional cigarette sales of approximately 2.16 billion and 4.10 billion units compared to 2.18 billion and 4.21 billion units for the three and six months ended June 30, 2014.

Real Estate Business Financial Results
For the second quarter 2015, the Company's real estate segment had Pro-forma Adjusted Revenues of $161.5 million, compared to $153.5 million for the second quarter 2014. The increase in revenues was primarily due to an increase in revenues at Douglas Elliman. For the second quarter 2015, Real Estate Pro-forma Adjusted EBITDA attributed to the Company were $7.4 million, compared to $13.2 million for the second quarter 2014.
For the six months ended June 30, 2015, the Company's real estate segment had Pro-forma Adjusted Revenues of $294.2 million, compared to $263.2 million for the six months ended June 30, 2014. The increase in revenues was primarily due to an increase in revenues at Douglas Elliman. For the six months ended June 30, 2015, Real Estate Pro-forma Adjusted EBITDA attributed to the Company were $11.7 million, compared to $20.3 million for the six months ended June 30, 2014.
Douglas Elliman's results are included in Vector Group Ltd.'s Real Estate segment and Douglas Elliman continued its strong growth by reporting increases in its Pro-Forma Adjusted Revenues of 18.3% for the six months ended June 30, 2015 from the comparable 2014 period.  During 2015, Douglas Elliman continued to make strategic investments by bolstering its development marketing division and incurring increased advertising and marketing expenses to strengthen the long-term value of the Douglas Elliman brand.
Douglas Elliman's Pro-Forma Adjusted Revenues for the second quarter 2015 were $160.1 million, compared to $137.9 million for the second quarter 2014. For the second quarter 2015, Douglas Elliman's Pro-forma Adjusted EBITDA were $9.9 million ($7.0 million attributed to the Company), compared to $15.8 million ($11.1 million attributed to the Company) for the second quarter 2014.
Douglas Elliman's Pro-Forma Adjusted Revenues for the six months ended June 30, 2015 were $290.3 million, compared to $245.5 million for the six months ended June 30, 2014. For the six months ended June 30, 2015, Douglas Elliman's Pro-forma Adjusted EBITDA were $13.6 million ($9.6 million attributed to the Company), compared to $23.2 million ($16.4 million attributed to the Company) for the six months ended June 30, 2014.
For the three and six months ended June 30, 2015, Douglas Elliman achieved closed sales of approximately $5.5 billion and $9.6 billion, compared to $4.6 billion and $8.1 billion for the three and six months ended June 30, 2014.

E-cigarettes
For the second quarter 2015, the Company's E-cigarette segment had Pro-forma Adjusted Revenues of $0.3 million and a loss of Pro-forma Adjusted EBITDA of $2.4 million compared to Pro-forma Adjusted Revenues of $2.6 million and a loss of Pro-forma Adjusted EBITDA of $3.8 million for the second quarter 2014.
For the six months ended June 30, 2015, the Company's E-cigarette segment had Pro-forma Adjusted Revenues of $0.7 million and a loss of Pro-forma Adjusted EBITDA of $5.6 million compared to Pro-forma Adjusted Revenues of $8.4 million and a loss of Pro-forma Adjusted EBITDA of $4.2 million for the six months ended June 30, 2014.
As a result of the amount of operating losses in the Company's E-cigarette segment, effective as of September 30, 2014, when compared to the remaining components of the Company's Corporate and Other segment, the Company reevaluated its operating segments and has separated the operations of the Company's E-cigarette segment from the Corporate and Other segment for previously reported 2014 periods. Thus, information reported prior to September 30, 2014 has been recast to conform to the current presentation. This change did not have an impact to the Company's historical consolidated results.
Non-GAAP Financial Measures
Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA (hereafter referred to as "the Non-GAAP Financial Measures") are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company's business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company's business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company's measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 through 10 is information relating to the Company's the Non-GAAP Financial Measures for the three and six months ended June 30, 2015 and 2014.

Conference Call to Discuss Second Quarter 2015 Results
As previously announced, the Company will host a conference call and webcast on Thursday, July 30, 2015 at 9:00 A.M. (ET) to discuss second quarter 2015 results. Investors can access the call by dialing 800-859-8150 and entering 24708438 as the conference ID number. The call will also be available via live webcast at www.investorcalendar.com. Webcast participants should allot extra time to register before the webcast begins.
A replay of the call will be available shortly after the call ends on July 30, 2015 through August 30, 2015. To access the replay, dial 877-656-8905 and enter 24708438 as the conference ID number. The archived webcast will also be available at www.investorcalendar.com for one year.
Vector Group is a holding company that indirectly owns Liggett Group LLC, Vector Tobacco Inc. and Zoom E-Cigs LLC and directly owns New Valley LLC, which owns a controlling interest in Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company's website, www.VectorGroupLtd.com.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Revenues
Tobacco*	$254,890	$250,556	$482,975	$483,948
Real estate	161,022	153,488	293,278	261,532
E-Cigarettes	261	2,569	680	8,369
Total revenues	416,173	406,613	776,933	753,849

Expenses:
Cost of sales:
Tobacco*	174,867	179,773	331,897	347,939
Real estate	103,870	97,763	188,228	165,087
E-Cigarettes	467	1,746	1,097	5,293
Total cost of sales	279,204	279,282	521,222	518,319

Operating, selling, administrative and general expenses	79,679	67,023	153,623	131,000
Litigation settlement and judgment expense	1,250	—	2,093	1,500
Operating income	56,040	60,308	99,995	103,030

Other income (expenses):
Interest expense	(31,761)	(44,183)	(63,507)	(79,636)
Change in fair value of derivatives embedded within convertible debt	5,256	1,970	11,716	320
Acceleration of interest expense related to debt conversion	—	(439)	—	(4,118)
Equity income (loss) from real estate ventures	1,856	(1,808)	2,194	(256)
Equity (loss) income on long-term investments	(1,657)	(273)	(1,694)	633
Gain (loss) on sale of investment securities available for sale	(190)	(18)	12,839	(71)
Other, net	1,525	3,575	3,421	5,701
Income before provision for income taxes	31,069	19,132	64,964	25,603
Income tax expense	11,364	6,101	24,043	9,043

Net income	19,705	13,031	40,921	16,560

Net income attributed to non-controlling interest	(1,837)	(5,106)	(2,097)	(6,055)

Net income attributed to Vector Group Ltd.	$17,868	$7,925	$38,824	$10,505

Per basic common share:

Net income applicable to common shares attributed to Vector Group Ltd.	$0.15	$0.08	$0.34	$0.10

Per diluted common share:

Net income applicable to common shares attributed to Vector Group Ltd.	$0.15	$0.08	$0.34	$0.10

Cash distributions and dividends declared per share	$0.40	$0.38	$0.80	$0.76

* Revenues and Cost of goods sold include excise taxes of $108,912, $109,695, $206,271 and $212,108 respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2015	2015	2014	2015	2014

Revenues	$1,614,399	$416,173	$406,613	$776,933	$753,849

Purchase accounting adjustments (a)	1,048	482	29	963	1,683
Total adjustments	1,048	482	29	963	1,683

Pro-forma Adjusted Revenues	$1,615,447	$416,655	$406,642	$777,896	$755,532

Pro-forma Adjusted Revenues by Segment
Tobacco	$1,020,286	$254,890	$250,556	$482,975	$483,948
E-cigarettes	900	261	2,569	680	8,369
Real Estate (b)	594,261	161,504	153,517	294,241	263,215
Corporate and Other	—	—	—	—	—
Total	$1,615,447	$416,655	$406,642	$777,896	$755,532

a.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

b.
Includes Pro-forma Adjusted Revenues from Douglas Elliman Realty, LLC of $588,095 for the last twelve months ended June 30, 2015 and $160,098, $137,949, $290,326, and $245,461 for the three and six months ended June 30, 2015 and 2014, respectively.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
COMPUTATION OF PRO-FORMA ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2015	2015	2014	2015	2014

Net income attributed to Vector Group Ltd.	$66,313	$17,868	$7,925	$38,824	$10,505
Interest expense	144,862	31,761	44,183	63,507	79,636
Income tax expense	48,859	11,364	6,101	24,043	9,043
Net income attributed to non-controlling interest	8,300	1,837	5,106	2,097	6,055
Depreciation and amortization	24,668	6,442	5,462	12,723	12,554
EBITDA	$293,002	$69,272	$68,777	$141,194	$117,793
Change in fair value of derivatives embedded within convertible debt (a)	(30,805)	(5,256)	(1,970)	(11,716)	(320)
Equity (gain) loss on long-term investments (b)	(540)	1,657	273	1,694	(633)
(Gain) loss on sale of investment securities available for sale	(12,899)	190	18	(12,839)	71
Equity income (loss) from real estate ventures (c)	(6,553)	(1,856)	1,808	(2,194)	256
Pension settlement charge	1,607	1,607	—	1,607	—
Acceleration of interest expense related to debt conversion	1,087	—	439	—	4,118
Stock-based compensation expense (d)	4,664	1,236	464	2,400	987
Litigation settlement and judgment expense (e)	3,068	1,250	—	2,093	1,500
Impact of MSA settlement (f)	—	—	(1,419)	—	(1,419)
Purchase accounting adjustments (g)	1,562	358	367	690	606
Other, net	(8,271)	(1,525)	(3,575)	(3,421)	(5,701)
Pro-forma Adjusted EBITDA	$245,922	$66,933	$65,182	$119,508	$117,258
Pro-forma Adjusted EBITDA attributed to non-controlling interest	(11,901)	(2,913)	(5,712)	(3,997)	(7,954)
Pro-forma Adjusted EBITDA attributed to Vector Group Ltd.	$234,021	$64,020	$59,470	$115,511	$109,304

Pro-forma Adjusted EBITDA by Segment
Tobacco	$226,476	$62,024	$53,273	$115,496	$100,188
E-cigarettes	(14,498)	(2,400)	(3,765)	(5,564)	(4,190)
Real Estate (h)	43,533	10,326	18,890	15,717	28,220
Corporate and Other	(9,589)	(3,017)	(3,216)	(6,141)	(6,960)
Total	$245,922	$66,933	$65,182	$119,508	$117,258

Pro-forma Adjusted EBITDA Attributed to Vector Group by Segment
Tobacco	$226,476	$62,024	$53,273	$115,496	$100,188
E-cigarettes	(14,498)	(2,400)	(3,765)	(5,564)	(4,190)
Real Estate (i)	31,632	7,413	13,178	11,720	20,266
Corporate and Other	(9,589)	(3,017)	(3,216)	(6,141)	(6,960)
Total	$234,021	$64,020	$59,470	$115,511	$109,304

a.	Represents income or losses recognized from changes in the fair value of the derivatives embedded in the Company's convertible debt.

b.	Represents income or losses recognized on long-term investments that the Company accounts for under the equity method.

c.	Represents equity income recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents accruals for settlements of judgments in the Engle progeny tobacco litigation.

f.	Represents the Company's tobacco business's settlement of a long-standing dispute related to the Master Settlement Agreement.

g.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

h.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC of $41,071 for the last twelve months ended June 30, 2015 and $9,906, $15,791, $13,591,and $23,175 for the three and six months ended June 30, 2015 and 2014, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Pro-forma Adjusted EBITDA.

i.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $28,992 for the last twelve months ended June 30, 2015 and $6,993, $11,147, $9,594, and $16,359 the three and six months ended June 30, 2015 and 2014, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Pro-forma Adjusted EBITDA for non-controlling interest.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net income attributed to Vector Group Ltd.	$17,868	$7,925	$38,824	$10,505

Acceleration of interest expense related to debt conversion	—	439	—	4,118
Change in fair value of derivatives embedded within convertible debt	(5,256)	(1,970)	(11,716)	(320)
Non-cash amortization of debt discount on convertible debt	6,516	14,691	12,459	27,147
Litigation settlement and judgment expense (a)	1,250	—	2,093	1,500
Pension settlement charge	1,607	—	1,607	—
Impact of MSA settlement (b)	—	(1,419)	—	(1,419)
Out-of-period adjustment related to Douglas Elliman acquisition in 2013 (c)	—	—	—	(1,231)
Douglas Elliman Realty, LLC purchase accounting adjustments (d)	1,343	1,223	2,594	3,579
Total adjustments	5,460	12,964	7,037	33,374

Tax expense related to adjustments	(2,258)	(5,360)	(2,910)	(13,800)

Pro-forma Adjusted Net Income attributed to Vector Group Ltd.	$21,070	$15,529	$42,951	$30,079

Per diluted common share:

Pro-forma Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.	$0.18	$0.15	$0.37	$0.29

a. Represents accruals for settlements of judgments in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco business's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.
Represents an out-of-period adjustment related to a non-accrual of a receivable from Douglas Elliman Realty in the fourth quarter of 2013 and would have increased the Company's gain on acquisition of Douglas Elliman in 2013.

d.
Represents 70.59% of purchase accounting adjustments in the periods presented for assets acquired in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2015	2015	2014	2015	2014

Operating income	$210,353	$56,040	$60,308	$99,995	$103,030

Litigation settlement and judgment expense (a)	3,068	1,250	—	2,093	1,500
Pension settlement charge	1,607	1,607	—	1,607	—
Impact of MSA settlement (b)	—	—	(1,419)	—	(1,419)
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	7,132	1,903	1,733	3,675	5,070
Total adjustments	11,807	4,760	314	7,375	5,151

Pro-forma Adjusted Operating Income (d)	$222,160	$60,800	$60,622	$107,370	$108,181

a.	Represents accruals for settlements of judgments in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Does not include a reduction for 29.41% non-controlling interest in Douglas Elliman Realty, LLC.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2015	2015	2014	2015	2014

Operating income from tobacco business	$210,602	$56,215	$51,506	$105,885	$94,402

Litigation settlement and judgment expense (a)	3,068	1,250	—	2,093	1,500
Pension settlement charge	1,607	1,607	—	1,607	—
Impact of MSA settlement (b)	—	—	(1,419)	—	(1,419)
Total adjustments	4,675	2,857	(1,419)	3,700	81

Tobacco Adjusted Operating Income	$215,277	$59,072	$50,087	$109,585	$94,483

a.	Represents accruals for settlements of judgments in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 7
VECTOR GROUP LTD. AND SUBSIDIARIES
ANALYSIS OF NEW VALLEY LLC PRO-FORMA ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2015	2015	2014	2015	2014

New Valley LLC revenues	$593,213	$161,022	$153,488	$293,278	$261,532

Purchase accounting adjustments (a)	1,048	482	29	963	1,683
Total adjustments	1,048	482	29	963	1,683

New Valley LLC Pro-forma Adjusted Revenues (b)	$594,261	$161,504	$153,517	$294,241	$263,215

a.	Amounts represent purchase accounting adjustments recorded in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC., which occurred in 2013.

b.
Includes Pro-forma Adjusted Revenues from Douglas Elliman Realty, LLC of $588,095 for the last twelve months ended June 30, 2015 and $160,098, $137,949, $290,326,and $245,461 for the three and six months ended June 30, 2015 and 2014, respectively.

TABLE 8
VECTOR GROUP LTD. AND SUBSIDIARIES
COMPUTATION OF NEW VALLEY LLC PRO-FORMA ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2015	2015	2014	2015	2014

Net income attributed to Vector Group Ltd. from subsidiary non-guarantors (a)	$17,511	$4,070	$6,234	$5,520	$9,459
Interest expense (a)	7	2	3	3	37
Income tax expense (a)	13,147	3,201	5,249	4,509	8,790
Net income (loss) attributed to non-controlling interest (a)	8,300	1,837	5,106	2,097	6,055
Depreciation and amortization	11,219	3,076	2,622	5,984	6,969
EBITDA	$50,184	$12,186	$19,214	$18,113	$31,310
Income from non-guarantors other than New Valley	95	51	47	67	65
Equity income (loss) from real estate ventures (b)	(6,553)	(1,856)	1,808	(2,194)	256
Purchase accounting adjustments (c)	1,562	358	367	690	606
Other, net	(1,734)	(429)	(2,577)	(981)	(4,063)
Pro-forma Adjusted EBITDA	$43,554	$10,310	$18,859	$15,695	$28,174
Pro-forma Adjusted EBITDA attributed to non-controlling interest	(11,901)	(2,913)	(5,712)	(3,997)	(7,954)
Pro-forma Adjusted EBITDA attributed to New Valley LLC	$31,653	$7,397	$13,147	$11,698	$20,220

Pro-forma Adjusted EBITDA by Segment
Real Estate (d)	$43,533	$10,326	$18,890	$15,717	$28,220
Corporate and Other	21	(16)	(31)	(22)	(46)
Total (f)	$43,554	$10,310	$18,859	$15,695	$28,174

Pro-forma Adjusted EBITDA Attributed to New Valley LLC by Segment
Real Estate (e)	$31,632	$7,413	$13,178	$11,720	$20,266
Corporate and Other	21	(16)	(31)	(22)	(46)
Total (f)	$31,653	$7,397	$13,147	$11,698	$20,220

a.
Amounts are derived from Vector Group Ltd.'s Consolidated Financial Statements. See Note entitled "Vector Group Ltd.'s Condensed Consolidating Financial Information" contained in Vector Group Ltd.'s Form 10-K and Form 10-Q for the year ended December 31, 2014 and the quarterly period ended June 30, 2015.

b.	Represents equity income (loss) recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC of $41,071 for the twelve months ended June 30, 2015 and $9,906, $15,791, $13,591,and $23,175 for the three and six months ended June 30, 2015 and 2014, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Pro-forma Adjusted EBITDA.

e.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $28,992 for the last twelve months ended June 30, 2015 and $6,993, $11,147, $9,594, and $16,359 for the three and six months ended June 30, 2015 and 2014, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Pro-forma Adjusted EBITDA for non-controlling interest.

f.
New Valley's Pro-forma Adjusted EBITDA does not include an allocation of Vector Group Ltd.'s "Corporate and Other" segment's expenses (for purposes of computing Pro-Forma Adjusted EBITDA contained in Table 3 of this press release) of $9,589 for the last twelve months ended June 30, 2015 and $6,141 and $6,960 for the six months ended June 30, 2015 and 2014, respectively.

TABLE 9
VECTOR GROUP LTD. AND SUBSIDIARIES
ANALYSIS OF DOUGLAS ELLIMAN REALTY, LLC PRO-FORMA ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2015	2015	2014	2015	2014

Douglas Elliman Realty, LLC revenues	$587,047	$159,616	$137,920	$289,363	$243,778

Purchase accounting adjustments (a)	1,048	482	29	963	1,683
Total adjustments	1,048	482	29	963	1,683

Douglas Elliman Realty, LLC Pro-forma Adjusted Revenues	$588,095	$160,098	$137,949	$290,326	$245,461

a.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

TABLE 10
VECTOR GROUP LTD. AND SUBSIDIARIES
COMPUTATION OF DOUGLAS ELLIMAN REALTY, LLC PRO-FORMA ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2015	2015	2014	2015	2014

Net income attributed to Douglas Elliman Realty, LLC	$28,365	$6,391	$14,097	$7,276	$17,325
Interest expense	7	2	2	3	34
Income tax expense	1,313	284	409	527	588
Depreciation and amortization	10,957	3,017	2,518	5,866	6,764
Douglas Elliman Realty, LLC EBITDA	$40,642	$9,694	$17,026	$13,672	$24,711
Equity income (loss) from real estate ventures (a)	1,306	(104)	(1,593)	(697)	(2,113)
Purchase accounting adjustments (b)	1,562	358	367	690	606
Other, net	(2,439)	(42)	(9)	(74)	(29)
Douglas Elliman Realty, LLC Pro-forma Adjusted EBITDA	$41,071	$9,906	$15,791	$13,591	$23,175

a.	Represents equity income recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

b.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.